Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES THIRD QUARTER 2023 FINANCIAL AND OPERATING RESULTS

Midland, TX (November 6, 2023) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2023.

THIRD QUARTER 2023 HIGHLIGHTS

•Average production of 266.1 MBO/d (452.8 MBOE/d)
•Net cash provided by operating activities of $1.4 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $1.5 billion
•Cash capital expenditures of $684 million
•Free Cash Flow (as defined and reconciled below) of $820 million; Adjusted Free Cash Flow (as defined and reconciled below) of $884 million
•Declared Q3 2023 base cash dividend of $0.84 per share and a variable cash dividend of $2.53 per share, in each case payable on November 24, 2023; implies an 8.3% annualized yield based on November 3, 2023 closing share price of $162.10
•Repurchased 406,700 shares of common stock in Q3 2023 for $56 million (at a weighted average price of $136.59/share); repurchased 217,900 shares of common stock to date in Q4 2023 for $32 million, excluding excise tax (at a weighted average price of $146.97/share)
•Total Q3 2023 return of capital of $663 million; represents ~81% of Q3 2023 Free Cash Flow and 75% of Adjusted Free Cash Flow from stock repurchases and the declared Q3 2023 base-plus-variable dividend
•As previously announced, completed joint venture transaction with Five Point Energy LLC, forming Deep Blue Midland Basin LLC ("Deep Blue"), contributing certain Midland Basin water assets for gross proceeds of $516 million and 30% equity ownership in the new joint venture entity
•In September, completed divestiture of Delaware Basin oil gathering assets for gross proceeds of $75 million
•Since initiating our non-core asset sale program, have closed transactions with $1.7 billion of gross proceeds, exceeding our year-end 2023 target of $1.0 billion
•Ended Q3 2023 with consolidated total debt of $6.4 billion and consolidated net debt (as defined and reconciled below) of $5.6 billion, down from $6.7 billion as of the end of Q2 2023

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the third quarter of 2023.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	79	73
Delaware Basin	7	1
Total	86	74

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	69	70
Delaware Basin	6	1
Total	75	71

During the third quarter of 2023, Diamondback drilled 79 gross wells in the Midland Basin and seven gross wells in the Delaware Basin. The Company turned 73 operated wells to production in the Midland Basin and one gross well in the Delaware Basin with an average lateral length of 11,864 feet. Operated completions during the third quarter consisted of 25 Lower Spraberry wells, 20 Wolfcamp A wells, 11 Jo Mill wells, eight Wolfcamp B wells, seven Middle Spraberry wells, one Third Bone Spring well, one Upper Spraberry well and one Barnett well.

For the first nine months of 2023, Diamondback drilled 235 gross wells in the Midland Basin and 31 gross wells in the Delaware Basin. The Company turned 213 operated wells to production in the Midland Basin and 38 operated wells to production in the Delaware Basin. The average lateral length for wells completed during the first nine months of 2023 was 11,184 feet, and consisted of 69 Lower Spraberry wells, 64 Wolfcamp A wells, 41 Wolfcamp B wells, 32 Jo Mill wells, 18 Middle Spraberry wells, 15 Third Bone Spring wells, eight Second Bone Spring wells, two Upper Spraberry wells and two Barnett wells.

FINANCIAL UPDATE

Diamondback's third quarter 2023 net income was $915 million, or $5.07 per diluted share. Adjusted net income (as defined and reconciled below) was $990 million, or $5.49 per diluted share.

Third quarter 2023 net cash provided by operating activities was $1.4 billion. Through the first nine months of 2023, Diamondback's net cash provided by operating activities was $4.3 billion.

During the third quarter of 2023, Diamondback spent $611 million on operated and non-operated drilling and completions, $34 million on infrastructure and environmental and $39 million on midstream, for total cash capital expenditures of $684 million for the quarter. During the first nine months of 2023, Diamondback has spent $1.8 billion on operated and non-operated drilling and completions, $122 million on infrastructure and environmental and $104 million on midstream, for total cash capital expenditures of $2.1 billion.

Third quarter 2023 Consolidated Adjusted EBITDA (as defined and reconciled below) was $1.8 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) was $1.7 billion.

Diamondback's third quarter 2023 Free Cash Flow (as defined and reconciled below) was $820 million. Adjusted Free Cash Flow (as defined and reconciled below) was $884 million. Through September 30, 2023, Diamondback's Free Cash Flow was $2.0 billion, with $2.1 billion of Adjusted Free Cash Flow over the same period.

Third quarter 2023 average unhedged realized prices were $81.57 per barrel of oil, $1.62 per Mcf of natural gas and $21.02 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $54.37 per BOE.

Diamondback's cash operating costs for the third quarter of 2023 were $10.51 per BOE, including lease operating expenses ("LOE") of $5.42 per BOE, cash general and administrative ("G&A") expenses of $0.51 per BOE, production and ad valorem taxes of $2.83 per BOE and gathering and transportation expenses of $1.75 per BOE.

As of September 30, 2023, Diamondback had $680 million in standalone cash and no borrowings under its revolving credit facility, with approximately $1.6 billion available for future borrowing under the facility and approximately $2.3 billion of total liquidity. As of September 30, 2023, the Company had consolidated total debt of $6.4 billion and consolidated net debt of $5.6 billion, down from consolidated total debt and net debt of $6.7 billion as of June 30, 2023.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $0.84 per common share for the third quarter of 2023 payable on November 24, 2023, to stockholders of record at the close of business on November 16, 2023.

The Company's Board of Directors also declared a variable cash dividend of $2.53 per common share for the third quarter of 2023 payable on November 24, 2023, to stockholders of record at the close of business on November 16, 2023.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

During the third quarter of 2023, Diamondback repurchased 406,700 shares of common stock at an average share price of $136.59 for a total cost of approximately $56 million, excluding excise tax. To date, Diamondback has repurchased 18,403,732 shares of common stock at an average share price of $123.28 for a total cost of approximately $2.3 billion and has approximately $1.7 billion remaining on its current share buyback authorization. Diamondback intends to continue to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions, or in open market transactions in compliance with Rule 10b-18 under the Securities

Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements and other factors. Any common stock purchased as part of this program will be retired.

FULL YEAR 2023 GUIDANCE

Below is Diamondback's guidance for the full year 2023, which includes fourth quarter production, cash tax and capital guidance. The Company is raising both total and net oil production for the full year 2023 due to production outperformance year-to-date as well as narrowing unit costs, capital expenditures and activity levels.

	2023 Guidance	2023 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Net production - MBOE/d	~447 (from 435 - 445)	~39.25
Oil production - MBO/d	~263 (from 260 - 262)	~22.00
Q4 2023 oil production - MBO/d (total - MBOE/d)	269 - 273 (455 - 460)	24.25 - 24.75 (43.25 - 44.25)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.10 - $5.40 (from $4.90 - $5.40)
G&A
Cash G&A	$0.55 - $0.65 (from $0.60 - $0.75)	$0.50 - $0.60
Non-cash equity-based compensation	$0.30 - $0.40 (from $0.35 - $0.45)	$0.10 - $0.15
DD&A	$10.50 - $10.75 (from $10.00 - $10.75)	$9.50 - $10.00
Interest expense (net of interest income)	$1.10 - $1.25 (from $1.20 - $1.30)	$3.00 - $3.25
Gathering and transportation	$1.65 - $1.80 (from $1.80 - $2.00)

Production and ad valorem taxes (% of revenue)	~7% (from ~8%)	~7%
Corporate tax rate (% of pre-tax income)	23%	20% - 22%
Cash tax rate (% of pre-tax income)	15% - 17% (from 10% - 15%)
Q4 2023 Cash taxes ($ - million)	$190 - $230	$13.0 - $17.0

Capital Budget ($ - million)
Drilling, completion, capital workovers, and non-operated properties	$2,370 - $2,390 (from $2,330 - $2,365)
Midstream (ex. equity method investments)	$120 - $130 (from $100 - $120)
Infrastructure and environmental	$170 - $180 (from $170 - $190)
2023 Capital expenditures	$2,660 - $2,700 (from $2,600 - $2,675)
Q4 2023 Capital expenditures	$610 - $650

Gross horizontal wells drilled (net)	340 - 350 (306 - 315) (from 335 - 350 (302 - 315))
Gross horizontal wells completed (net)	325 - 335 (305 - 315) (from 330 - 345 (305 - 320))
Average lateral length (Ft.)	~11,000' (from ~10,800')
FY 2023 Midland Basin well costs per lateral foot	$620 - $680
FY 2023 Delaware Basin well costs per lateral foot	$900 - $1,000
Midland Basin net lateral feet (%)	~85%
Delaware Basin net lateral feet (%)	~15%

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2023 on Tuesday, November 7, 2023 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial sector; concerns over a potential economic slowdown or recession; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$827	$157
Restricted cash	3	7
Accounts receivable:
Joint interest and other, net	191	104
Oil and natural gas sales, net	789	618
Inventories	70	67
Derivative instruments	1	132
Income tax receivable	16	284
Prepaid expenses and other current assets	19	23
Total current assets	1,916	1,392
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,239 million and $8,355 million excluded from amortization at September 30, 2023 and December 31, 2022, respectively)	40,647	37,122
Other property, equipment and land	706	1,481
Accumulated depletion, depreciation, amortization and impairment	(15,988)	(14,844)
Property and equipment, net	25,365	23,759
Funds held in escrow	50	119
Equity method investments	519	566
Assets held for sale	—	158
Derivative instruments	1	23
Deferred income taxes, net	60	64
Investment in real estate, net	85	86
Other assets	53	42
Total assets	$28,049	$26,209
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$358	$127
Accrued capital expenditures	397	480
Current maturities of long-term debt	—	10
Other accrued liabilities	428	399
Revenues and royalties payable	782	619
Derivative instruments	139	47
Income taxes payable	37	34
Total current liabilities	2,141	1,716
Long-term debt	6,230	6,238
Derivative instruments	199	148
Asset retirement obligations	240	336
Deferred income taxes	2,243	2,069
Other long-term liabilities	12	12
Total liabilities	11,065	10,519
Stockholders’ equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 178,815,302 and 179,840,797 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	14,149	14,213
Retained earnings (accumulated deficit)	2,136	801
Accumulated other comprehensive income (loss)	(7)	(7)
Total Diamondback Energy, Inc. stockholders’ equity	16,280	15,009
Non-controlling interest	704	681
Total equity	16,984	15,690
Total liabilities and equity	$28,049	$26,209

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Oil, natural gas and natural gas liquid sales	$2,265	$2,417	$6,063	$7,558
Sales of purchased oil	59	—	59	—
Other operating income	16	20	62	55
Total revenues	2,340	2,437	6,184	7,613
Costs and expenses:
Lease operating expenses	226	183	618	491
Production and ad valorem taxes	118	156	421	495
Gathering and transportation	73	71	209	191
Depreciation, depletion, amortization and accretion	442	336	1,277	979
Purchased oil expense	59	—	59	—
General and administrative expenses	34	34	111	109
Merger and integration expense	1	11	11	11
Other operating expenses	47	32	113	85
Total costs and expenses	1,000	823	2,819	2,361
Income (loss) from operations	1,340	1,614	3,365	5,252
Other income (expense):
Interest expense, net	(41)	(43)	(138)	(122)
Other income (expense), net	37	(5)	69	(3)
Gain (loss) on derivative instruments, net	(76)	(24)	(358)	(677)
Gain (loss) on extinguishment of debt	—	(1)	(4)	(59)
Income (loss) from equity investments	9	19	39	56
Total other income (expense), net	(71)	(54)	(392)	(805)
Income (loss) before income taxes	1,269	1,560	2,973	4,447
Provision for (benefit from) income taxes	276	290	648	913
Net income (loss)	993	1,270	2,325	3,534
Net income (loss) attributable to non-controlling interest	78	86	142	155
Net income (loss) attributable to Diamondback Energy, Inc.	$915	$1,184	$2,183	$3,379

Earnings (loss) per common share:
Basic	$5.07	$6.72	$12.01	$18.99
Diluted	$5.07	$6.72	$12.01	$18.99
Weighted average common shares outstanding:
Basic	178,872	174,406	180,400	176,169
Diluted	178,872	174,408	180,400	176,171
Dividends declared per share	$3.37	$2.26	$5.04	$8.36

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$993	$1,270	$2,325	$3,534
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	10	102	185	375
Depreciation, depletion, amortization and accretion	442	336	1,277	979
(Gain) loss on extinguishment of debt	—	1	4	59
(Gain) loss on derivative instruments, net	76	24	358	677
Cash received (paid) on settlement of derivative instruments	(24)	(96)	(62)	(816)
(Income) loss from equity investment	(9)	(19)	(39)	(56)
Equity-based compensation expense	13	14	40	42
Other	3	21	(23)	57
Changes in operating assets and liabilities:
Accounts receivable	(256)	267	(218)	(113)
Income tax receivable	103	(2)	267	(1)
Prepaid expenses and other	(8)	(31)	5	(16)
Accounts payable and accrued liabilities	(28)	(8)	46	(29)
Income tax payable	23	28	4	14
Revenues and royalties payable	53	19	139	182
Other	(33)	(1)	(12)	(4)
Net cash provided by (used in) operating activities	1,358	1,925	4,296	4,884
Cash flows from investing activities:
Drilling, completions and infrastructure additions to oil and natural gas properties	(645)	(464)	(1,948)	(1,327)
Additions to midstream assets	(39)	(27)	(104)	(69)
Property acquisitions	(168)	(254)	(1,193)	(623)
Proceeds from sale of assets	868	33	1,400	105
Other	(1)	(8)	(14)	(38)
Net cash provided by (used in) investing activities	15	(720)	(1,859)	(1,952)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	1,015	2,521	4,466	4,100
Repayments under credit facilities	(1,332)	(2,556)	(4,368)	(4,119)
Proceeds from senior notes	—	—	—	750
Repayment of senior notes	—	(45)	(134)	(1,910)
Proceeds from (repayments to) joint venture	—	(24)	—	(41)
Premium on extinguishment of debt	—	—	—	(49)
Repurchased shares under buyback program	(56)	(472)	(709)	(782)
Repurchased units under buyback program	(10)	(51)	(67)	(122)
Dividends paid to stockholders	(149)	(526)	(841)	(1,174)
Distributions to non-controlling interest	(25)	(71)	(84)	(181)
Other	(7)	(6)	(34)	(42)
Net cash provided by (used in) financing activities	(564)	(1,230)	(1,771)	(3,570)
Net increase (decrease) in cash and cash equivalents	809	(25)	666	(638)
Cash, cash equivalents and restricted cash at beginning of period	21	59	164	672
Cash, cash equivalents and restricted cash at end of period	$830	$34	$830	$34

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Production Data:
Oil (MBbls)	24,482	23,946	20,638
Natural gas (MMcf)	49,423	50,809	45,799
Natural gas liquids (MBbls)	8,943	8,528	7,667
Combined volumes (MBOE)(1)	41,662	40,942	35,938

Daily oil volumes (BO/d)	266,109	263,143	224,326
Daily combined volumes (BOE/d)	452,848	449,912	390,630

Average Prices:
Oil ($ per Bbl)	$81.57	$71.33	$89.79
Natural gas ($ per Mcf)	$1.62	$0.94	$6.46
Natural gas liquids ($ per Bbl)	$21.02	$16.42	$34.96
Combined ($ per BOE)	$54.37	$46.31	$67.25

Oil, hedged ($ per Bbl)(2)	$80.51	$70.41	$87.41
Natural gas, hedged ($ per Mcf)(2)	$1.62	$1.08	$5.50
Natural gas liquids, hedged ($ per Bbl)(2)	$21.02	$16.42	$34.96
Average price, hedged ($ per BOE)(2)	$53.74	$45.94	$64.67

Average Costs per BOE:
Lease operating expenses	$5.42	$4.88	$5.09
Production and ad valorem taxes	2.83	3.61	4.34
Gathering and transportation expense	1.75	1.66	1.98
General and administrative - cash component	0.51	0.51	0.56
Total operating expense - cash	$10.51	$10.66	$11.97

General and administrative - non-cash component	$0.31	$0.39	$0.39
Depreciation, depletion, amortization and accretion per BOE	$10.61	$10.55	$9.35
Interest expense, net	$0.98	$1.25	$1.20
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expense, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)
	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net income (loss) attributable to Diamondback Energy, Inc.	$915	$556	$1,184
Net income (loss) attributable to non-controlling interest	78	30	86
Net income (loss)	993	586	1,270
Non-cash (gain) loss on derivative instruments, net	52	150	(72)
Interest expense, net	41	51	43
Depreciation, depletion, amortization and accretion	442	432	336
Depreciation and interest expense related to equity method investments	18	16	17
(Gain) loss on extinguishment of debt	—	4	1
Non-cash equity-based compensation expense	21	22	20
Capitalized equity-based compensation expense	(8)	(6)	(6)
Merger and integration expenses	1	2	11
Other non-cash transactions	(12)	(6)	1
Provision for (benefit from) income taxes	276	165	290
Consolidated Adjusted EBITDA	1,824	1,416	1,911
Less: Adjustment for non-controlling interest	78	63	54
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$1,746	$1,353	$1,857

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, merger and integration expense; other non-cash transactions and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30, 2023
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$915	$5.07
Net income (loss) attributable to non-controlling interest	78	0.44
Net income (loss)(1)	993	5.51
Non-cash (gain) loss on derivative instruments, net	52	0.29
Merger and integration expense	1	0.01
Other non-cash transactions	(12)	(0.07)
Adjusted net income excluding above items(1)	1,034	5.74
Income tax adjustment for above items	(9)	(0.05)
Adjusted net income(1)	1,025	5.69
Less: Adjusted net income attributable to non-controlling interest	35	0.20
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$990	$5.49

Weighted average common shares outstanding:
Basic		178,872
Diluted		178,872
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $8 million in earnings attributable to participating securities, divided by (iii) diluted weighted average common shares outstanding.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES, FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. Adjusted Free Cash Flow, which is a non-GAAP financial measure, is Free Cash Flow adjusted for early termination of commodity derivative contracts and the tax impact of certain divestitures. The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as they provide measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring early settlements of commodity derivative contracts. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes, Free Cash Flow and Adjusted Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measure of Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes, Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$1,358	$1,925	$4,296	$4,884
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(256)	267	(218)	(113)
Income tax receivable	103	(2)	267	(1)
Prepaid expenses and other	(8)	(31)	5	(16)
Accounts payable and accrued liabilities	(28)	(8)	46	(29)
Income tax payable	23	28	4	14
Revenues and royalties payable	53	19	139	182
Other	(33)	(1)	(12)	(4)
Total working capital changes	(146)	272	231	33
Operating cash flow before working capital changes	1,504	1,653	4,065	4,851
Drilling, completions and infrastructure additions to oil and natural gas properties	(645)	(464)	(1,948)	(1,327)
Additions to midstream assets	(39)	(27)	(104)	(69)
Total Cash CAPEX	(684)	(491)	(2,052)	(1,396)
Free Cash Flow	820	1,162	2,013	3,455
Tax impact from divestitures(1)	64	—	64	—
Early termination of derivatives	—	3	—	138
Adjusted Free Cash Flow	$884	$1,165	$2,077	$3,593
(1) Includes the tax impact for the disposal of certain Midland Basin water assets and Delaware Basin oil gathering assets.

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	September 30, 2023	Net Q3 Principal Borrowings/(Repayments)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	(in millions)
Diamondback Energy, Inc.(1)	$5,697	$(343)	$6,040	$6,426	$5,837	$4,340
Viper Energy Partners LP(1)	680	26	654	700	582	675
Rattler Midstream LP(1)	—	—	—	—	—	500
Total debt	6,377	$(317)	6,694	7,126	6,419	5,515
Cash and cash equivalents	(827)		(18)	(46)	(157)	(27)
Net debt	$5,550		$6,676	$7,080	$6,262	$5,488
(1)    Excludes debt issuance costs, discounts, premiums and fair value hedges.

DERIVATIVES

As of November 3, 2023, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy Partners LP. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2025
Long Puts - Crude Brent Oil	110,000	112,000	86,000	46,000	18,000	—
Long Put Price ($/Bbl)	$55.00	$55.00	$55.00	$55.00	$55.00	—
Deferred Premium ($/Bbl)	$-1.59	$-1.50	$-1.50	$-1.48	$-1.56	—
Long Puts - WTI (Magellan East Houston)	28,000	32,000	22,000	14,000	2,000	—
Long Put Price ($/Bbl)	$55.00	$55.00	$55.00	$55.00	$55.00	—
Deferred Premium ($/Bbl)	$-1.67	$-1.60	$-1.53	$-1.50	$-1.60	—
Long Puts - WTI (Cushing)	16,000	14,000	12,000	—	—	—
Long Put Price ($/Bbl)	$56.25	$58.57	$60.00	—	—	—
Deferred Premium ($/Bbl)	$-1.70	$-1.54	$-1.50	—	—	—
Costless Collars - WTI (Cushing)	—	6,000	6,000	—	—	—
Long Put Price ($/Bbl)	—	$65.00	$65.00	—	—	—
Ceiling Price ($/Bbl)	—	$95.55	$95.55	—	—	—
Basis Swaps - WTI (Midland)	24,000	6,000	6,000	6,000	6,000	—
	$0.90	$1.23	$1.23	$1.23	$1.23	—
Roll Swaps - WTI	—	30,000	30,000	30,000	30,000	—
	—	$0.81	$0.81	$0.81	$0.81	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2025
Costless Collars - Henry Hub	310,000	290,000	290,000	290,000	290,000	—
Long Put Price ($/Mmbtu)	$3.18	$2.83	$2.83	$2.83	$2.83	—
Ceiling Price ($/Mmbtu)	$9.22	$7.52	$7.52	$7.52	$7.52	—
Natural Gas Basis Swaps - Waha Hub	330,000	380,000	380,000	380,000	380,000	190,000
	$-1.24	$-1.18	$-1.18	$-1.18	$-1.18	$-0.70

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com